Exhibit 8.1


                  SUBSIDIARIES OF EXCEL MARITIME CARRIERS LTD.
                  --------------------------------------------


WHOLLY-OWNED SUBSIDIARIES AS OF DECEMBER 31, 2006

Ship-owning Wholly-owned Subsidiaries:

Company                                               Vessel
-------                                               ------
Fianna Navigation S.A.                                Isminaki
Marias Trading Inc.                                   Angela Star
Yasmine International Inc.                            Elinakos
Tanaka Services Ltd.                                  Rodon
Amanda Enterprises Ltd.                               Happy Day
Whitelaw Enterprises Co.                              Birthday
Candy Enterprises Inc.                                Renuar
Fountain Services Ltd.                                Powerful
Teagan Shipholding S.A.                               First Endeavor
Harvey Development Corp.                              Fortezza
Ingram Limited                                        Emerald
Snapper Marine Ltd.                                   Marybelle
Barland Holding Inc.                                  Attractive
Centel Shipping Co. Ltd.                              Lady
Pisces Shipholding Ltd.                               Goldmar
Castalia Services Ltd.                                Princess I
Liegh Jane Navigation S.A.                            Swift


Wholly-owned subsidiaries to acquire vessels:

                                  Country of          Date of
Company                           incorporation       incorporation
-------                           -------------       -------------
Magalie Investments Corp.         Liberia             March 2005
Melba Management Ltd.             Liberia             April 2005
Minta Holdings S.A.               Liberia             April 2005
Odell International Ltd.          Liberia             April 2005
Naia Development Corp.            Liberia             April 2005


Wholly owned subsidiaries that owned vessels which were sold during 2005:

Company                                               Vessel
-------                                               ------
Tortola Shipping Company Limited                      Lucky Lady
Storler Shipping Company Limited                      Petalis
Becalm Shipping Company Limited                       Fighting Lady
Madlex Shipping Company Limited                       Almar I


Non Ship-owning Wholly-owned Subsidiaries:

                                  Country of          Date of
Company                           incorporation       incorporation
-------                           -------------       -------------
Maryville Maritime Inc.           Liberia             August 1983
Point Holdings Ltd.               Liberia             February 1998


MAJORITY-OWNED SUBSIDIARY AS OF DECEMBER 31, 2006

                       Country of                             Date of
Company                incorporation                          incorporation
-------                -------------                          -------------
Oceanaut Inc.          Republic of the Marshall Islands       May 2006